Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

On December 22, 2016, Dipexium Pharmaceuticals, Inc. (“Dipexium” or the “Company”), a Delaware corporation, through a wholly owned acquisition subsidiary, Dipexium Acquisition Corp. (“AcquireCo”), a Delaware corporation, agreed to acquire 100% of the outstanding capital stock of PLx Pharma Inc. (“PLx”), a Delaware corporation, in a reverse triangular merger and tax-free reorganization pursuant to section 368(a) of the Internal Revenue Code (the “Merger”), pursuant to the Agreement and Plan of Merger and Reorganization (the "Merger Agreement") by and between Dipexium, AcquireCo and PLx. The Merger closed on April 19, 2017.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2017 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2017 and for the year ended December 31, 2016 are based on the historical audited financial statements of Dipexium and PLx after giving the pro forma effects of the Merger. The Merger will be accounted for as a reverse acquisition business combination, using the acquisition method of accounting.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2017 gives effect to the Merger as if it had occurred on January 1, 2017, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 gives effect to the Merger as if it had occurred on January 1, 2016. The unaudited pro forma condensed combined balance sheet as of March 31, 2017 assumes that the Merger took place on that date.

These unaudited pro forma condensed combined financial statements (the “Pro Forma Financial Statements”) are provided for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the companies’ actual performance or financial position would have been had the Merger occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period. With respect to the Pro Forma Financial Statements:

•	the unaudited pro forma condensed combined balance sheet and statement of operations as of and for the three months ended March 31, 2017 were derived from (i) the Company’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2017, as included in its Periodic Report on Form 10-Q as filed with the Securities and Exchange Commission on April 17, 2017, and (ii) PLx’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2017 filed as an exhibit to the Form 8-K to which this unaudited pro forma condensed combined financial information is attached.
•	the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 was derived from (i) the Company’s audited consolidated financial statements as of and for the year ended December 31, 2016, as included in its Annual Report on Form 10-K as filed with the Securities and Exchange Commission on January 20, 2017, and (ii) PLx’s audited consolidated financial statements as of and for the year ended December 31, 2016 filed as an exhibit to the Form 8-K to which this unaudited pro forma condensed combined financial information is attached.

The unaudited pro forma condensed combined financial statements reflect management’s best estimate of the fair value of the tangible and intangible assets acquired and liabilities assumed in the Merger based on a preliminary valuation study performed by an independent third-party valuation firm based on information currently available. Certain valuations and studies necessary to finalize the determination of estimated fair values and estimated useful lives, including with respect to in-process research and development and trademarks, among other things, are incomplete as of the date of this filing. As final valuations are performed, increases or decreases in the unaudited pro forma condensed combined fair value of assets acquired and liabilities assumed may result in adjustments, which may be material, to the balance sheet and/or statements of operations.

The unaudited pro forma condensed combined financial statements include adjustments which give effect to the events that are directly attributable to the Merger, are expected to have a continuing impact and are factually supportable.

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Dipexium Pharmaceuticals, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

as of March 31, 2017

	Dipexium Pharmaceuticals, Inc.	PLx Pharma Inc.	Pro Forma Adjustments		Pro Forma
ASSETS

CURRENT ASSETS
Cash and equivalents	$12,414,004	$425,785			$12,839,789
Inventory	-	290,061			290,061
Accrued interest receivable from PLx Pharma Inc.	36,822	-	(36,822	)(j)	-
Contract manufacturing deposit	-	670,000			670,000
Prepaid expenses and other	83,018	28,008			111,026
TOTAL CURRENT ASSETS	12,533,844	1,413,854	(36,822)		13,910,876

Property and equipment, net	-	498,731			498,731
Intangible assets	-	-	2,300,000	(e)	2,300,000
Goodwill	-	-	1,802,759	(e)	1,802,759
Note receivable from PLx Pharma Inc.	2,000,000	-	(2,000,000	)(j)	-
Security Deposit	56,630	-			56,630

TOTAL ASSETS	$14,590,474	$1,912,585	$2,065,937		$18,568,996

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable and Accrued Expenses	$462,136	$748,293	$2,523,439	(d), (i)	$3,733,868
Accrued interest	-	135,041	(135,041	)(a), (j)	-
Accrued interest - related parties	-	41,641	(41,641	)(a)	-
Convertible notes payable	-	1,757,700	(1,757,700	)(a)	-
Convertible notes payable - related parties	-	588,300	(588,300	)(a)	-
TOTAL CURRENT LIABILITIES	462,136	3,270,975	757		3,733,868

Note payable - Dipexium	-	2,000,000	(2,000,000	)(j)	-
Deferred revenue	-	200,000			200,000

TOTAL LIABILITIES	462,136	5,470,975	(1,999,243)		3,933,868

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Common Stock, $.001 par value	11,130	5,566	(10,712	)(a), (b), (c), (k)	5,984
				(a), (b), (c), (e),
Additional paid-in capital	78,029,657	49,848,528	(60,519,057	)(f), (g), (i), (k)	67,359,128
Accumulated deficit	(63,912,449)	(53,412,484)	64,594,949	(d), (f), (g)	(52,729,984)
TOTAL SHAREHOLDERS' EQUITY	14,128,338	(3,558,390)	4,065,180		14,635,128

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$14,590,474	$1,912,585	$2,065,937		$18,568,996

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

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Dipexium Pharmaceuticals, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

for the three months ended March 31, 2017

	Dipexium Pharmaceuticls, Inc.	PLx Pharma Inc.	Pro Forma Adjustments		Pro Forma

Revenue	$-	$-	$-		$-

Expenses:

Research and development expenses	14,688	128,339			143,027
Selling, general and administrative expenses	1,552,329	1,217,071	(513,271	)(d), (h)	2,256,129
Operating loss	(1,567,017)	(1,345,410)	513,271		(2,399,156)

Other income (expense):
Interest income (expense)	37,152	(81,557)	44,735	(a), (j)	330
Total other income (expense), net	37,152	(81,557)	44,735		330

Net loss	$(1,529,865)	$(1,426,967)	$558,006		$(2,398,826)

Basic and diluted loss per common share	$(0.14)				$(0.40)
Basic and diluted weighted-average shares outstanding	11,123,991		(5,162,687	)(b), (k)	5,961,304

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

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Dipexium Pharmaceuticals, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

for the year ended December 31, 2016

	Dipexium Pharmaceuticls, Inc.	PLx Pharma Inc.	Pro Forma Adjustments		Pro Forma

Revenue	$-	$20,000	$-		$20,000

Expenses:

Research and development expenses	12,753,917	78,656	-		12,832,573
Selling, general and administrative expenses	8,613,981	4,752,068	(1,167,027	)(d), (h)	12,199,022
Operating loss	(21,367,898)	(4,810,724)	1,167,027		(25,011,595)

Other income (expense):
Interest income (expense)	46,769	(94,554)	95,125	(a)	47,340
Total other income (expense), net	46,769	(94,554)	95,125		47,340

Net loss	$(21,321,129)	$(4,905,278)	$1,262,152		$(24,964,255)

Basic and diluted loss per common share	$(2.06)				$(4.33)
Basic and diluted weighted-average shares outstanding	10,365,840		(4,607,043	)(b), (k)	5,758,797

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of Transaction

On December 22, 2016, Dipexium Pharmaceuticals, Inc. (“Dipexium” or the “Company”), a Delaware corporation, through a wholly owned acquisition subsidiary, Dipexium Acquisition Corp. (“AcquireCo”), a Delaware corporation, agreed to acquire 100% of the outstanding capital stock of PLx Pharma Inc. (“PLx”), a Delaware corporation, in a reverse triangular merger and tax-free reorganization pursuant to section 368(a) of the Internal Revenue Code (the “Merger”), pursuant to the Agreement and Plan of Merger and Reorganization (the "Merger Agreement") by and between Dipexium, AcquireCo and PLx. The Merger closed on April 19, 2017.

Pursuant to the terms of the Merger Agreement, and in connection with the closing of the Merger:

•	the Company amended its certificate of incorporation to (i) increase the number of authorized shares of its Common Stock, (ii) change its name to PLx Pharma Inc. and (iii) effect a 1 for 8 reverse stock split;
•	the combined company’s Board of Directors will consist of 7 directors, 6 of whom will be designated by PLx and 1 of whom will be designated by Dipexium;
•	the combined company’s officers and senior management will be solely comprised of PLx’s officers and senior management;
•	100% of PLx’s common stock outstanding immediately prior to closing was exchanged for shares of the Company’s Common Stock at an exchange ratio of 6.25 (0.78 after giving effect to the reverse stock split) Company shares for each PLx share (the “Exchange Ratio”);
•	Based on the Exchange Ratio and the exchange of shares, former PLx shareholders will own 76.75% of the outstanding shares of the Company, and former Company shareholders will own 23.25% of such outstanding shares;
•	outstanding stock options to purchase PLx common stock held by PLx’s employees and directors will be exchanged for similar options to purchase the Company’s common stock, at the Exchange Ratio; and
•	PLx’s outstanding convertible notes will be converted into shares of PLx’s common stock pursuant to their original terms, and such common stock will subsequently receive Merger consideration.

On January 6, 2017, pursuant to the Merger Agreement, Dipexium provided to PLx $2.0 million of bridge financing in the form of a secured promissory note (the “Note”). The Note will survive the Merger as an intercompany loan agreement which will be eliminated, along with associated interest, in the combined company’s post-Merger consolidated financial statements.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the U.S. Securities and Exchange Commission (the “SEC”) and are intended to show how the Merger might have affected the historical financial statements if the Merger had been completed on January 1, 2017 for the purpose of the statement of operations for the three months ended March 31, 2017, on January 1, 2016 for the purpose of the statement of operations for the year ended December 31, 2016, and on March 31, 2017 for the purpose of the balance sheet.

Certain disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted in these unaudited pro forma condensed combined financial statements as permitted by SEC rules and regulations.

The pro forma adjustments reflect the Merger as a reverse acquisition business combination, using the purchase method of accounting. The 1-for-8 reverse stock split effective April 19, 2017 has been reflected in the unaudited pro forma condensed combined financial statements as a pro forma adjustment (see Note 4(k)).

3.	Accounting for the Merger

The Company has concluded that PLx is the accounting acquirer in the Merger and, accordingly, the Merger will be accounted for as a reverse acquisition business combination. The unaudited pro forma condensed combined financial statements reflect accounting for the Merger in accordance with the purchase method of accounting. Under the acquisition method, the purchase consideration is allocated to the assets acquired and the liabilities assumed based on their estimated fair values, with any excess of the purchase consideration over the estimated fair values of the identifiable net assets acquired being recorded as goodwill. PLx’s accounting policies and practices did not materially differ from the Company’s accounting policies and practices.

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Purchase Consideration

The Merger consideration is estimated to be $15.0 million:

Common stock outstanding as of March 31, 2017 (prior to the reverse stock split)	11,129,747

Estimated fair value of common stock outstanding	$15,025,158
Less note payable and accured interest	(2,036,822)

Adjusted consideration paid	$12,988,336

The fair value of the Company’s common stock was calculated using the Company’s closing quoted stock price on April 13, 2017.

Allocation of Purchase Consideration

The following table summarizes the allocation of the purchase consideration to the assets acquired and liabilities assumed on March 31, 2017 based on their preliminary estimated fair values:

Purchase Consideration	$12,988,336

Tangible Assets Acquired:
Cash	$12,414,004
Prepaid expenses and other current assets	139,648

Identifiable Intangible Assets Acquired:
IPR&D	2,200,000
Trademarks	100,000

Liabilities Assumed:
Accounts payable and accrued expenses	(2,748,075)
Deferred tax liabilities	(920,000)

Goodwill	1,802,759

Net Assets Acquired	$12,988,336

The identifiable intangible asset associated with trademarks will be amortized on a straight-line basis over its preliminary estimated useful life of 7 years. In-process research and development (“IPR&D”) and goodwill are considered indefinite lived assets. The Merger was structured as a tax-free reorganization and therefore the Company received carryover basis in the assets acquired and liabilities assumed; accordingly, the Company recognized net deferred tax liabilities associated with the Merger with a preliminary estimated fair value of approximately $0.9 million. The net deferred tax liabilities result in a reduction of PLx’s existing valuation allowance; such reduction will be recognized by PLx in its post-merger statement of operations, but is not reflected in the unaudited pro forma condensed combined statement of operations because it is non-recurring.

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The pro forma adjustments reflect the Merger as a reverse acquisition business combination using the acquisition method of accounting. The pro forma condensed combined financial statements reflect management’s best estimate of the fair value of the tangible and intangible assets acquired and liabilities assumed in the Merger based on a preliminary valuation study performed by an independent third-party valuation firm based on information currently available. Certain valuations and studies necessary to finalize the determination of estimated fair values and estimated useful lives, including with respect to IPR&D and trademarks, among other things, are incomplete as of the date of this filing. As final valuations are performed, increases or decreases in the fair value of assets acquired and liabilities assumed may result in adjustments, which may be material, to the unaudited pro forma condensed combined balance sheet and/or statements of operations.

The Company’s legal capital structure (i.e., its outstanding shares of capital stock) is reflected as the combined company’s common stock outstanding. After consummation of the Merger, the combined company’s statements of operations will include PLx’s and the Company’s activities; historical financial statements will solely reflect PLx’s activities, as predecessor entity.

4.	Pro Forma Adjustments

The following assumptions and adjustments apply to the unaudited pro forma condensed combined financial statements related to the Merger:

(a)	With respect to the pro forma condensed combined balance sheet as of March 31, 2017, represents the pro forma conversion of approximately $2.3 million of PLx’s outstanding convertible notes (and accrued interest thereon of approximately $0.1 million) into approximately 317,000 shares (approximately 40,000 shares after giving effect to the reverse stock split) of PLx’s common stock pursuant to their original terms.

With respect to the pro forma condensed combined statements of operations, represents the pro forma elimination of $45,000 and $0.1 million in interest expense for the three months ended March 31, 2017 and for year ended December 31, 2016, respectively.

(b)	Represents the pro forma issuance of 36,740,133 shares (4,592,517 shares after giving effect to the reverse stock split) of the Company’s common stock in exchange for 100% of PLx’s common stock outstanding (including those shares issued upon conversion of PLx’s convertible notes), pursuant to the Exchange Ratio.

(c)	Represents the pro forma elimination of PLx’s common stock.

(d)	Represents the pro forma impact to the balance sheet of accruing approximately $0.2 million of transaction expenses incurred subsequent to March 31, 2017, and the pro forma impact to the statement of operations of eliminating approximately $0.5 million and $1.2 million of transaction expenses incurred during the three months ended March 31, 2017 and during the year ended December 31, 2016, respectively.

(e)	Represents the pro forma impact of the allocation of purchase consideration to the identifiable intangible assets acquired, including IPR&D and trademarks, and to goodwill.

(f)	Represents the pro forma accumulated deficit impact of the reduction of PLx’s existing valuation allowance against net deferred tax assets of approximately $0.9 million as a result of the acquired net deferred tax liabilities.

(g)	Represents the pro forma impact of eliminating the Company’s historical accumulated deficit of $63.9 million.

(h)	Represents the pro forma straight-line annual amortization of $4,000 and $14,000 for the three months ended March 31, 2017 and for the year ended December 31, 2016, respectively, for the acquired intangible asset related to trademarks, over its preliminary estimated useful life of 7 years.

(i)	Represents the pro forma impact of accruing for approximately $2.3 million of cash severance payments to former members of Dipexium executive management, expected to be paid at closing or shortly thereafter.

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(j)	With respect to the pro forma condensed combined balance sheet, represents the pro forma elimination of the $2.0 million bridge note payable from PLx to Dipexium executed on January 6, 2017, along with the pro forma elimination of approximately $37,000 of accrued interest. With respect to the pro forma condensed combined statement of operations, represents the pro forma elimination of approximately $37,000 of interest income and interest expense for the three months ended March 31, 2017 (none in 2016).

(k)	Represents the pro forma effect of the 1-for-8 reverse stock split on outstanding shares and weighted average shares outstanding for purposes of calculating pro forma loss per share.

5.	Pro Forma Loss per Share

Pro forma loss per share, basic and diluted, including pro forma impacts of the Merger, is calculated as follows:

	For the Three Months Ended March 31, 2017	For the Year Ended December 31, 2016
Basic and Diluted

Net loss , as originally reported	$(1,529,865)	$(21,321,129)
Pro forma net loss	$(2,398,826)	$(24,964,255)

Weighted average outstanding shares for the year, as orginally reported	11,123,991	10,365,840
Pro forma adjustment - weighted average common shares issued as consideration	36,566,427	35,704,533
Effect of 1 for 8 reverse stock split	(41,729,114)	(40,311,576)
Pro forma weighted average outstanding shares for the year	5,961,304	5,758,797

Basic and diluted loss per share, as originally reported	$(0.14)	$(2.06)
Pro forma basic and diliuted loss per share	$(0.40)	$(4.33)

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